BOSTON SCIENTIFIC ANNOUNCES FIRST QUARTER 2012 RESULTS

Natick, MA (April 19, 2012) -- Boston Scientific Corporation (NYSE: BSX) announces financial results for the first quarter ended March 31, 2012, as well as sales and earnings per share (EPS) guidance for the second quarter and full year 2012.

First quarter and other highlights:

•	Generated sales of $1.866 billion and achieved GAAP earnings of $0.08 per share and adjusted EPS of $0.15, both above the company's EPS guidance range.

•	Increased first quarter worldwide Peripheral Interventions sales 8 percent, Neuromodulation sales 8 percent, and Endoscopy sales 5 percent, all on a constant currency basis.

•	Maintained leadership position in the drug-eluting stent market with a worldwide share of 34 percent and U.S. share of 46 percent.

•
Achieved positive outcomes in the PLATINUM trial comparing the PROMUS Element™ Coronary Stent System to PROMUS (XIENCE V®)[1] out to two years and demonstrated superior efficacy of PROMUS Element in a landmark analysis of outcomes from year one to year two in the trial.

•
Demonstrated continued commitment to innovation and growth in the company's Cardiac Rhythm Management (CRM) business by initiating the launch of the INGENIO™ family of pacemaker systems in Europe and exercising an option to acquire Cameron Health, Inc. and its novel subcutaneous implantable cardioverter defibrillator (S-ICD) system.

•
Strengthened the company's financial flexibility by putting in place a new five-year $2 billion revolving credit facility, replacing the previous credit facility, and returned to investment grade ratings with all three major credit-rating agencies.

•	Repurchased 23 million shares, bringing total repurchases under the 2011 share repurchase program to more than 100 million shares.

“I am pleased with the achievements we made in the first quarter, which demonstrate continued progress towards improving our future growth profile and in executing our strategic plan,” said Hank Kucheman, Boston Scientific's chief executive officer.

1 Xience V is a trademark of the Abbott Laboratories group of companies.  The PROMUS Stent is a private-labeled Xience V Stent manufactured by Abbott and distributed by Boston Scientific.

First Quarter 2012

Sales for the first quarter of 2012 were $1.866 billion, compared to sales of $1.925 billion for the first quarter of 2011, a decrease of 3 percent. Excluding the impact of foreign currency and sales from divested businesses, sales decreased 3 percent compared to the prior period.

Worldwide sales for the first quarter - on a constant currency and as reported basis - were as follows:

			Change
	Three Months Ended		As Reported	Constant
	March 31,		Currency	Currency
in millions	2012	2011	Basis	Basis

Interventional Cardiology	$603	$635	(5)%	(5)%

Cardiac Rhythm Management	501	559	(10)%	(10)%

Endoscopy	302	287	5%	5%

Peripheral Interventions	190	176	8%	8%

Urology/Women's Health	120	120	0%	0%

Neuromodulation	84	77	8%	8%

Electrophysiology	37	37	1%	1%

Subtotal Core Businesses	1,837	1,891	(3)%	(3)%

Divested Businesses	29	34	N/A	N/A

Worldwide	$1,866	$1,925	(3)%	(3)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

On a GAAP basis, net income for the first quarter of 2012 was $113 million, or $0.08 per share. These results included acquisition- and divestiture-related expenses, restructuring-related charges and amortization expense, of $107 million, or $0.07 per share. Adjusted net income for the first quarter of 2012, excluding these net charges, was $220 million, or $0.15 per share.

On a GAAP basis, net income for the first quarter of 2011 was $46 million, or $0.03 per share. Reported results included a goodwill impairment charge, acquisition- and divestiture-related net credits, restructuring-related charges, discrete tax items and amortization expense, of $290 million, or $0.19 per share. Adjusted net income for the first quarter of 2011, excluding these net charges, was $336 million, or $0.22 per share.

Guidance for Second Quarter and Full Year 2012

The company estimates sales for the second quarter of 2012 in a range of $1.850 billion to $1.950 billion. The company estimates earnings on a GAAP basis in a range of $0.06 to $0.09 per share. Adjusted earnings, excluding acquisition- and restructuring-related charges; and amortization expense, are estimated in a range of $0.14 to $0.17 per share.

The company estimates sales for the full year 2012 in a range of $7.350 billion to $7.650 billion. The company estimates earnings on a GAAP basis in a range of $0.25 to $0.38 per share. Adjusted earnings, excluding acquisition- and restructuring-related charges; and amortization expense, are estimated in a range of $0.60 to $0.70 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (EDT). The company will webcast the call through the Investor Relations section of its website at www.bostonscientific.com/investors. Details about how to access the webcast are available on the website. The webcast will be available for approximately one year following the conference call.

About Boston Scientific
Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP earnings and adjusted earnings for the second quarter and full year 2012; the market for our products; product performance and effect; new product launches and launch cadence; clinical trials and outcomes; our business strategy and effect; and our positioning for growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; the market for our products, including the U.S. CRM market; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information

A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:	Steven Campanini
508-652-5740 (office)
Media Relations
Boston Scientific Corporation
steven.campanini@bsci.com

Denise Kaigler
508-650-8330 (office)
Media Relations
Boston Scientific Corporation
denise.kaigler@bsci.com

Sean Wirtjes
508-652-5305 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
in millions, except per share data	2012	2011

Net sales	$1,866	$1,925
Cost of products sold	631	631
Gross profit	1,235	1,294

Operating expenses:
Selling, general and administrative expenses	659	596
Research and development expenses	215	212
Royalty expense	48	51
Amortization expense	97	132
Goodwill impairment charge		697
Contingent consideration expense	10	6
Restructuring charges	10	38
Gain on divestiture		(760)
	1,039	972
Operating income	196	322

Other income (expense):
Interest expense	(69)	(75)
Other, net	(4)	26
Income before income taxes	123	273
Income tax expense	10	227
Net income	$113	$46

Net income per common share - basic	$0.08	$0.03
Net income per common share - assuming dilution	$0.08	$0.03

Weighted-average shares outstanding
Basic	1,445.2	1,526.5
Assuming dilution	1,454.1	1,536.3

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
in millions, except share and per share data	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$284	$267
Trade accounts receivable, net	1,316	1,246
Inventories	889	931
Deferred income taxes	404	458
Prepaid expenses and other current assets	198	203
Total current assets	3,091	3,105

Property, plant and equipment, net	1,669	1,670
Goodwill	9,762	9,761
Other intangible assets, net	6,382	6,473
Other long-term assets	281	281
	$21,185	$21,290

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$4	$4
Accounts payable	288	203
Accrued expenses	1,180	1,327
Other current liabilities	197	273
Total current liabilities	1,669	1,807

Long-term debt	4,255	4,257
Deferred income taxes	1,877	1,865
Other long-term liabilities	1,988	2,008

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares and issued 1,538,683,478 shares as of March 31, 2012	15	15
and 1,531,006,390 shares as of December 31, 2011
Treasury stock, at cost - 104,450,758 shares as of March 31, 2012	(630)	(492)
and 81,950,716 shares as of December 31, 2011
Additional paid-in capital	16,358	16,349
Accumulated deficit	(4,268)	(4,381)
Accumulated other comprehensive loss, net of tax	(79)	(138)
Total stockholders' equity	11,396	11,353
	$21,185	$21,290

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended March 31,
	2012		2011
		Impact		Impact
	Net	per diluted	Net	per diluted
in millions, except per share data	income	share	income	share
GAAP net income	$113	$0.08	$46	$0.03
Non-GAAP adjustments:
Goodwill impairment charge			697	0.45
Acquisition-related net charges (credits)	11		(29)	(0.01)
Divestiture-related net charges (credits)	1		(530)	(0.34)
Restructuring-related charges	13	0.01	34	0.02
Discrete tax items			4
Amortization expense	82	0.06	114	0.07
Adjusted net income	$220	$0.15	$336	$0.22

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended
in millions	March 31,
	2012	2011
Goodwill impairment charge:
Goodwill impairment charge		$697
Income tax benefit (a)
Goodwill impairment charge, net of tax		$697

Acquisition-related net charges (credits):
Contingent consideration expense	$10	$6
Acquisition-related costs (b)	2	2
Inventory step-up adjustment (c)		1
Gain on previously held equity interests (d)		(38)
	12	(29)
Income tax benefit (a)	(1)
Acquisition-related net charges (credits), net of tax	$11	$(29)

Divestiture-related net charges (credits):
Gain on divestiture		$(760)
Divestiture-related costs (c)	$1	1
	1	(759)
Income tax expense (a)		229
Divestiture-related net charges (credits), net of tax	$1	$(530)

Restructuring-related charges:
Restructuring charges	$10	$38
Restructuring-related charges (e)	7	12
	17	50
Income tax benefit (a)	(4)	(16)
Restructuring-related charges, net of tax	$13	$34

Discrete tax items:
Income tax expense (a)		$4

Amortization expense:
Amortization expense	$97	$132
Income tax benefit (a)	(15)	(18)
Amortization expense, net of tax	$82	$114

(a)
Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b)	Recorded to selling, general and administrative expenses.

(c)	Recorded to cost of products sold.

(d)	Recorded to other, net.

(e)
In the first quarter of 2012, recorded $4 million to cost of products sold and $3 million to selling, general and administrative expenses. In the first quarter of 2011, recorded $10 million to cost of products sold and $2 million to selling, general and administrative expenses.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported	Constant
	March 31,		Currency	Currency
in millions	2012	2011	Basis	Basis
		(restated)

United States	$978	$1,023	(4)%	(4)%

EMEA	416	448	(7)%	(3)%
Japan	238	234	2%	(2)%
Inter-Continental	205	186	10%	9%
International	859	868	(1)%	0%

Subtotal Core Businesses	1,837	1,891	(3)%	(3)%

Divested Businesses	29	34	N/A	N/A

Worldwide	$1,866	$1,925	(3)%	(3)%

			Change
	Three Months Ended		As Reported	Constant
	March 31,		Currency	Currency
in millions	2012	2011	Basis	Basis

Interventional Cardiology	$603	$635	(5)%	(5)%

Cardiac Rhythm Management	501	559	(10)%	(10)%

Endoscopy	302	287	5%	5%

Peripheral Interventions	190	176	8%	8%

Urology/Women's Health	120	120	0%	0%

Neuromodulation	84	77	8%	8%

Electrophysiology	37	37	1%	1%

Subtotal Core Businesses	1,837	1,891	(3)%	(3)%

Divested Businesses	29	34	N/A	N/A

Worldwide	$1,866	$1,925	(3)%	(3)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q1 2012 Net Sales as compared to Q1 2011
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(45)	$(45)

EMEA	(32)	(16)	$(16)
Japan	4	(4)	8
Inter-Continental	19	16	3
International	(9)	(4)	(5)

Subtotal Core Businesses	(54)	(49)	(5)

Divested Businesses	(5)	(5)	0

Worldwide	$(59)	$(54)	$(5)

	Q1 2012 Net Sales as compared to Q1 2011
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Interventional Cardiology	$(32)	$(29)	$(3)

Cardiac Rhythm Management	(58)	(56)	(2)

Endoscopy	15	15	0

Peripheral Interventions	14	14	0

Urology/Women's Health	0	0	0

Neuromodulation	7	7	0

Electrophysiology	0	0	0

Subtotal Core Businesses	(54)	(49)	(5)

Divested Businesses	(5)	(5)	0

Worldwide	$(59)	$(54)	$(5)

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended March 31

in millions	U.S.		International		Worldwide
	Q1 2012	Q1 2011	Q1 2012	Q1 2011	Q1 2012	Q1 2011
Defibrillator systems	$229	$266	$139	$151	$368	$417
Pacemaker systems	63	73	70	69	133	142
Total CRM products	$292	$339	$209	$220	$501	$559

in millions	U.S.		International		Worldwide
	Q1 2012	Q1 2011	Q1 2012	Q1 2011	Q1 2012	Q1 2011
Drug-eluting stent systems	$176	$184	$187	$195	$363	$379
Bare-metal stent systems	7	9	17	21	24	30
Total coronary stent systems	$183	$193	$204	$216	$387	$409

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q2 and Full Year 2012 EPS Guidance

	Q2 2012 Estimate		Full Year 2012 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.06	$0.09	$0.25	$0.38

Estimated acquisition-related charges	0.01	0.01	0.04	0.03
Estimated restructuring-related charges	0.01	0.01	0.07	0.05
Estimated amortization expense	0.06	0.06	0.24	0.24

Adjusted results	$0.14	$0.17	$0.60	$0.70

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific's consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of the Company's operating segments. The adjustments excluded from the Company's non-GAAP financial measures are consistent with those excluded from its operating segments' measures of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company's chief operating decision maker that are used to make operating decisions and assess performance.

The Company believes that presenting adjusted net income, adjusted net income per share and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific's results “through the eyes” of management. The Company further believes that providing this information assists Boston Scientific's investors in understanding the Company's operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three months ended March 31, 2012 and 2011 and for the forecasted three month period ending June 30, 2012 and full year ending December 31, 2012, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share

Goodwill impairment charge - This amount represents a non-cash write-down of the Company's goodwill balance attributable to its U.S. Cardiac Rhythm Management business. Management removes the impact of non-cash impairment charges from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and invest in the Company's growth. Therefore, this charge is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded this amount for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance, particularly in terms of liquidity.

Acquisition-related charges (credits) - These adjustments consist of (a) acquisition-related gains on previously held equity interests, (b) contingent consideration fair value adjustments, (c) due diligence, other fees and exit costs, and (d) an inventory step-up adjustment. The acquisition-related gains on previously held equity interests is a non-recurring benefit associated with acquisitions completed in the first quarter of 2011. The contingent consideration adjustments are non-cash charges representing accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior acquisitions that are not representative of on-going operations. The inventory step-up adjustment is a non-cash charge related to acquired inventory directly attributable to prior acquisitions and is not indicative of the Company's on-going operations, or on-going cost of products sold. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Divestiture-related charges (credits) - These amounts represent (a) gains resulting from business divestitures and (b) fees and separation costs associated with business divestitures. The Company completed the sale of its Neurovascular business in January 2011 and the resulting gain is not indicative of future operating performance and is not used by management to assess operating performance. Fees and separation costs represent those associated with the Company's divestiture of its Neurovascular business and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Restructuring and restructuring-related costs - These adjustments represent primarily severance, costs to transfer production lines from one facility to another, and other direct costs associated with the Company's 2011 Restructuring plan, 2010 Restructuring plan and Plant Network Optimization program. These expenses are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges (credits). These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Amortization expense - Amortization expense is a non-cash charge and does not impact the Company's liquidity or compliance with the covenants included in its credit facility agreement. Management removes the impact of amortization from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and invest in the Company's growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance, particularly in terms of liquidity.

Regional and Divisional Revenue Growth Rates Excluding the Impact of Changes in Foreign Currency Exchange Rates

Changes in foreign currency exchange rates - The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of changes in foreign currency exchange rates for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Adjusted net income, adjusted net income per share and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than Boston Scientific does, which may limit the usefulness of those measures for comparative purposes.